Exhibit 5.1

Reed Smith LLP
Two Embarcadero Center
Suite 2000
San Francisco, CA 94111-3922
415.543.8700
Fax 415.391.8269

July 28, 2006

Protalex, Inc. 145 Union Square Drive New Hope, PA 189238
Re:  Protalex, Inc. — Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel to Protalex, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the subject Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to up to 8,119,980 shares (the "Registered Shares") of the Company's common stock, par value $.00001 per share (the "Common Stock") to be sold by the selling stockholders and certain placement agents named in the Registration Statement. Of the Registered Shares, (i) 6,071,013 shares (the "Shares") have been issued to selling stockholders and (ii) 2,048,967 shares (the "Warrant Shares") will be issued from time to time upon exercise of warrants (the "Warrants") by those selling stockholders and certain placement agents.

In rendering the opinion set forth below, we have examined the Registration Statement and the exhibits thereto (including the Company’s certificate of incorporation and by-laws) and certain records of the Company's corporate proceedings and such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that the Shares are, and the Warrant Shares (when issued pursuant to the terms of the Warrants) will be, validly issued, fully paid and nonassessable.

The opinion set forth above is limited to the General Corporation Law of the State of Delaware, as amended. We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules or regulations of the Commission thereunder.

The opinion expressed herein is solely for your benefit and may be relied upon only by you.

Very truly yours,

/s/ Reed Smith LLP